SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Â	Preliminary Proxy Statement

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Â	Definitive Proxy Statement

☒	Definitive Additional Materials

Â	Soliciting Material Pursuant to § 240.14a-12

SOUTHWEST IOWA RENEWABLE ENERGY, LLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
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®
_________________________
NOTICE OF 2015 ANNUAL MEETING OF MEMBERS
to be held on January 30, 2015
___________________________

To the Members of Southwest Iowa Renewable Energy, LLC:

NOTICE IS HEREBY GIVEN that the 2015 Annual Meeting of Members (the “2015 Annual Meeting”) of Southwest Iowa Renewable Energy, LLC will be held on Friday, January 30, 2015, at 1:00 p.m. Central Standard Time at the City of Treynor Community Center, 11 West Main Street, Treynor, Iowa 51575. The purposes of the meeting are to:

(1)	Elect one Series A Director to serve until the 2019 Annual Meeting of Members or until his successor shall be elected and qualified;
(2)    Conduct an advisory vote on executive compensation; and
(3)    Transact such other business as may properly come before the meeting and any adjournment thereof.
Our Board of Directors has fixed the close of business on December 4, 2014 as the record date for determining the members entitled to notice of and to vote at the 2015 Annual Meeting and any adjournment thereof. Holders of our Series A, B and C Units are entitled to vote at the 2015 Annual Meeting on the basis of one vote for each unit held, though only the holders of Series A Units may vote to elect the Series A Director nominated for election at the 2015 Annual Meeting. Directions to the 2015 Annual Meeting location may be found at www.sireethanol.com.

Your vote is very important and our Board of Directors desires that all members be present or represented at the 2015 Annual Meeting. Even if you plan to attend in person, please date, sign and return the proxy card located on our website at www.sireethanol.com or included in the printed proxy materials mailed to you if you requested printed materials, at your earliest convenience so that your units may be voted. If you do attend the meeting in January, you retain the right to vote even though you mailed the enclosed proxy card. The proxy card must be signed by each registered member exactly as set forth on the proxy card.

By Order of the Board of Directors

Theodore V. Bauer,
Secretary
Council Bluffs, Iowa
December 4, 2014

®

December 4, 2014

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE MEMBERS MEETING TO BE HELD ON JANUARY 30, 2015.

Dear Member of Southwest Iowa Renewable Energy, LLC:

Internet Availability:

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for our 2015 Annual Meeting of Members are available on the internet. This communication presents only an overview of the more complete proxy materials that are available on the internet or by mail (upon request). We encourage you to access and review all of the important information contained in the proxy materials before voting. In addition, we will separately mail to you the proxy card. Under applicable rules, we must wait ten (10) days before sending the proxy card to you.

The proxy statement, proxy card and the 2014 annual report to members are available at www.sireethanol.com in the “Investor Relations” section. If you would like to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before January 5, 2015 to facilitate timely delivery.

Notice of Annual Meeting:

The 2015 Annual Meeting of Members (the “2015 Annual Meeting”) will be held on Friday, January 30, 2015, at 1:00 p.m. Central Standard Time at the City of Treynor Community Center, 11 West Main Street, Treynor, Iowa 51575. Only members who own Series A, B and C Units as of December 4, 2014 (the “Record Date”) are entitled to notice of, and to vote at (if appropriate), the meeting and any adjournment thereof. If you attend the 2015 Annual Meeting in January, you may nevertheless revoke the proxy and vote in person even though you previously mailed the proxy card. This notice also constitutes notice to members for the 2015 Annual Meeting as required under our Fourth Amended and Restated Operating Agreement dated March 21, 2014 (the “Operating Agreement”).

Proposals to be voted on at the 2015 Annual Meeting are listed below:

1.	The Series A Members are to elect one Series A Director to serve until the 2019 Annual Member Meeting or until his successor shall be elected and qualified;

2. To conduct an advisory vote on executive compensation; and

3.	To transact such other business as may properly come before the meeting and any adjournment thereof.

The Board of Directors recommends that you vote FOR the Series A Director nominee, and FOR Proposal 2.

Instructions:

You may access the following proxy materials at www.sireethanol.com :

Notice of the 2015 Annual Meeting	The Company’s 2015 Proxy Statement
The Company’s 2014 Annual Report	A proxy card for the 2015 Annual Meeting

You may access your proxy materials and proxy card online by visiting www.sireethanol.com and clicking on the “Investor Relations” tab. Once you have carefully reviewed all of the proxy materials, please print off the proxy card, execute it and mail it to Southwest Iowa Renewable Energy, LLC, ATTN: Investor Relations, 10868 189th Street, Council Bluffs, Iowa 51503. You do not need to provide any personal information to print off a proxy card-but you will need to provide enough information on the proxy card to allow us to verify your unit ownership in order for your vote to be counted.

If you prefer a paper copy of the proxy materials, you may request one by sending an e-mail to proxies@sireethanol.com , calling (877) 776-5999, or by making a request at www.sireethanol.com by clicking on the “Contact Us” tab and sending the request in the electronic form provided. You have the opportunity to make a request to receive paper copies for all future meetings or only for the 2015 Annual Meeting. Members as of the Record Date are encouraged and cordially invited to attend the 2015 Annual Meeting.

Map directions to the 2015 Annual Meeting can be found at www.sireethanol.com.